UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 22, 2022
SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)
Delaware	001-34269	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)
713-432-0300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name Or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Capital Market

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 13, 2022 by Sharps Compliance Corp., a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Raven Buyer, Inc., a Delaware corporation (“Parent”), and Raven Houston Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  Parent and Merger Sub are affiliates of Aurora Capital Partners.

In accordance with the Merger Agreement, on July 25, 2022, Merger Sub commenced a cash tender offer to purchase all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price per Share of $8.75 in cash (the “Offer Price”), without interest, and subject to any required withholding of taxes, upon the terms and conditions set forth in the Offer to Purchase, dated July 25, 2022 (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the related letter of transmittal (together with any amendments or supplements thereto, which, together with the Offer to Purchase collectively constitute the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO filed on July 25, 2022 (as amended and supplemented from time to time).
The Offer and all withdrawal rights thereunder expired at one minute following 11:59 p.m., New York City time, on August 19, 2022. Computershare Trust Company, N.A., as the depositary and paying agent (the “Depositary and Paying Agent”), advised that, as of the Expiration Date (as defined in the Merger Agreement), a total of 16,830,657 Shares had been validly tendered into and not withdrawn from the Offer (not including 182,350 Shares tendered by Notice of Guaranteed Delivery), representing approximately 82% of the then issued and outstanding Shares of the Company on a fully diluted basis. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement and the Offer). All Offer Conditions (as defined in the Merger Agreement) having been satisfied or waived, Merger Sub accepted for payment, on August 22, 2022, all Shares validly tendered into and not withdrawn from the Offer and payment for such Shares was made to the Depositary and Paying Agent on August 23, 2022.
As a result of its acceptance of the Shares tendered into the Offer, Merger Sub acquired sufficient Shares to consummate the Merger pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”) without a vote or any further action by the stockholders of the Company.  Accordingly, on August 23, 2022, Merger Sub merged with and into the Company (the “Merger”), pursuant to Section 251(h) of the DGCL, with the Company being the surviving corporation (the “Surviving Corporation”).
In the Merger, each Share that was not tendered and irrevocably accepted pursuant to the Offer was cancelled and converted into the right to receive cash in an amount equal to the Offer Price, without interest (the “Merger Consideration”) and subject to any required withholding of taxes, other than Shares (i) held in the treasury of the Company, (ii) owned directly or indirectly by Parent or Merger Sub immediately prior to the effective time of the Merger (the “Effective Time”), or (iii) held by stockholders who properly exercised their appraisal rights under Delaware law.
At the Effective Time, each Company stock option granted under any Company stock plan, whether vested or unvested or exercisable, that was outstanding immediately prior to the Effective Time was cancelled and, in exchange therefor, the Surviving Corporation will pay to each former holder of any such cancelled Company stock option as soon as practicable following the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (i) the excess of the Merger Consideration over the applicable exercise price per Share under such Company stock option and (ii) the number of Shares subject to such Company stock option; provided, that if the exercise price per Share of any such Company stock option was equal to or greater than the Merger Consideration, such Company stock option was cancelled without any cash payment being made in respect thereof.

At the Effective Time, each restricted stock award granted under any Company stock plan, whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled and, in exchange therefor, was converted automatically into and represents the right to receive the Merger Consideration with respect to each Share subject to the cancelled restricted stock award.
The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibits 2.1 and 2.2 hereto and is incorporated herein by reference.
Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger, on August 23, 2022, Parent entered into an amendment (the “Credit Agreement Amendment”) to its existing credit agreement (the “Existing Credit Agreement”; as amended by the Credit Agreement Amendment, the “Credit Agreement”) providing for a senior secured incremental term loan facility in an aggregate principal amount of $95.0 million and an increase to the commitments under its senior secured revolving credit facility in an aggregate principal amount of $15.0 million (the “Incremental Facilities”).

The loans under the Incremental Facilities bear interest at a rate per annum equal to, at the election of  Parent, (1) an adjusted base rate (calculated in a customary manner) plus an applicable margin or (2) an adjusted SOFR rate (calculated in a customary manner) plus an applicable margin.
In connection with the Credit Agreement Amendment, the Company and its subsidiaries joined the Credit Agreement as guarantors and granted liens on substantially all of their assets (subject to certain customary exceptions) to secure the obligations of Parent under the Credit Agreement.
The Credit Agreement contains covenants that, among other things, limit the Company and certain of its subsidiaries’ ability to incur, issue, assume, or guarantee certain indebtedness, issue shares of disqualified or preferred stock, pay dividends on equity, make investments, grant liens, consummate certain mergers and acquisitions or consummate certain asset sales or affiliate transactions. Additionally, certain customary events of default may result in an acceleration of the credit facilities under the Credit Agreement.
Item 1.02	Termination of a Material Definitive Agreement.

On August 23, 2022, in connection with the consummation of the Merger, the Company terminated and repaid in full all outstanding obligations (other than certain surviving obligations) due under (i) the Amended and Restated Loan Agreement, dated as of March 18, 2022, by and among, inter alios, Sharps Compliance, Inc. of Texas and the lender thereto, and (ii) the Master Equipment Finance Agreement, dated as of August 21, 2019, by and among, inter alios, Sharps Compliance, Inc. of Texas and the lender thereto.
Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on August 22, 2022, Merger Sub irrevocably accepted for payment all Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the expiration of the Offer. On August 23, 2022, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required to consummate the Merger. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent.

The consideration paid to the Company’s stockholders and equityholders in the Offer and the Merger was approximately $176,975,068 million. The consideration and related fees and expenses were funded by proceeds from debt financing described above in Item 1.01 of this Current Report on Form 8-K, as well as by an equity contribution from certain funds affiliated with Aurora Capital Partners (the “Aurora Funds”) and certain co-investors in the Aurora Funds.
The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On August 23, 2022, in connection with the consummation of the Merger, the Company notified the NASDAQ Capital Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq suspend trading of the Shares effective as of before the opening of trading on August 23, 2022, and file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Nasdaq filed the Form 25 with the SEC on August 23, 2022.  The Company intends to file with the SEC a certification on Form 15 requesting that the Shares be deregistered and that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.
Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note, Item 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.01.	Change in Control of Registrant.

The information contained in the Introductory Note, Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.
As a result of Merger Sub’s acceptance for payment on August 22, 2022 of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer, and the consummation of the Merger pursuant to Section 251(h) of the DGCL on August 23, 2022, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent.  Parent is affiliated with, and controlled by, the Aurora Funds.

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement, W. Patrick Mulloy II, Sharon R. Gabrielson, Parris H. Holmes, Susan N. Vogt, and Gary R. Enzor resigned from the Board of Directors of the Company, effective as of the Effective Time.

Following consummation of the Merger, the following persons, who were members of the Board of Directors of Merger Sub, became the new members to the Board of Directors of the Company: Angela Klappa, Andrew Wilson, Matthew Laycock, Matthew Asperheim, Charles Veniez, and Robert Weil.  Information about Ms. Klappa and Messrs. Wilson, Laycock, Asperheim, Veniez, and Weil is contained in the Offer to Purchase, filed by Parent and Merger Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on July 25, 2022, which information is incorporated herein by reference.
In connection with the consummation of the Merger, Eric T. Bauer resigned as an officer of the Company and terminated employment with the Company, effective as of August 23, 2022. Pursuant to his employment agreement, subject to Mr. Bauer’s execution, delivery, and non-revocation of a release agreement in favor of the Company and continued compliance with certain restrictive covenants, including covenants relating to confidentiality, non-competition, and non-solicitation (the “Release Agreement”), Mr. Bauer will receive severance payments equal to six months of base salary in the amount of $137,500 plus $17,482.64, such amount equal to the pro rata portion of Mr. Bauer’s annual bonus for the fiscal year commenced July 1, 2022 (collectively, the “Severance Payments”). The Severance Payments will be paid in a lump sum as soon as practicable following the effectiveness of the Release Agreement.
Following consummation of the Merger, the following persons were appointed officers of the Company: John Pencak as Chief Financial Officer, and Allen Ruttenberg as Chief Marketing Officer, joining the following existing officers of the Company: W. Patrick Mulloy II, Chief Executive Officer and President, Diana P. Diaz, Senior Vice President, Secretary, and Chief Accounting Officer, Gregory C. Davis, Vice President of Operations, and Dennis P. Halligan, Vice President of Sales and Marketing.
In accordance with the terms of the Merger Agreement, the Sharps Compliance Corp. 2010 Stock Plan, as amended, was terminated effective as of the Effective Time.
Item 5.03.	Amendment to Articles of Incorporation or Bylaws.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company, as amended, were amended and restated in their entirety. Copies of the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.
Item 7.01.	Regulation FD Disclosure.

On August 22, 2022, Parent issued a press release announcing the completion of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On August 24, 2022, Parent issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
The information furnished in this Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits
Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of July 12, 2022, by and among Raven Buyer, Inc., Raven Houston Merger Sub, Inc., and the Sharps Compliance Corp. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sharps Compliance Corp. with the SEC on July 13, 2022)

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of July 22, 2022, by and among Raven Buyer, Inc., Raven Houston Merger Sub, Inc., and Sharps Compliance Corp. (incorporated by reference to Exhibit (e)(2) of the Schedule 14D-9 filed by Sharps Compliance Corp. with the SEC on July 25, 2022)

3.1	Second Amended and Restated Certificate of Incorporation of Sharps Compliance Corp.
3.2	Second Amended and Restated Bylaws of Sharps Compliance Corp.
99.1	Press Release, dated August 22, 2022
99.2	Press Release, dated August 24, 2022
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission or its staff.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SHARPS COMPLIANCE CORP.

	By:	/s/ Diana P. Diaz
	Name:	Diana P. Diaz
	Title:	Senior Vice President, Secretary, and Chief Accounting Officer

August 25, 2022